Exhibit 99.1

Contacts:

Media	Investors
Garry R. Clark	Robert J. Marshall Jr.
574-372-4493	574-371-8042
garry.clark@zimmer.com	robert.marshall@zimmer.com

Zimmer Holdings Names Gail Boudreaux to Board of Directors

(WARSAW, IN) December 11, 2012—Zimmer Holdings, Inc. (NYSE and SIX: ZMH), a global leader in musculoskeletal care, today announced that Gail K. Boudreaux, Executive Vice President of UnitedHealth Group (NYSE: UNH) and Chief Executive Officer of UnitedHealthcare, has been appointed to its Board of Directors. UnitedHealth Group, a leader in the health benefits and services industry, serves more than 75 million people worldwide. The company had 2011 revenues of $102 billion and has 99,000 employees around the world.

“For the past 30 years, Gail Boudreaux has pursued an extraordinary career leading the design and delivery of health benefit programs at the regional and national level. Her unique perspective leading one of the world’s largest health benefits providers will prove invaluable to Zimmer,” said John L. McGoldrick, Chairman of the Board of Directors. “We are extremely pleased that Gail has agreed to join the Board and we look forward greatly to her participation in shaping the Company’s long-term strategic vision.”

Ms. Boudreaux assumed overall responsibility for all UnitedHealthcare health benefits businesses in 2011. She joined UnitedHealth Group in May 2008 as Executive Vice President and as President of UnitedHealthcare. Ms. Boudreaux was formerly Executive Vice President of Health Care Services Corporation (HCSC) and prior to that served as President of Blue Cross and Blue Shield of Illinois, a division of HCSC. Before joining HCSC she held senior management positions at Aetna, Inc.

Ms. Boudreaux earned a master’s degree in business administration at Columbia Business School and a bachelor’s degree in psychology at Dartmouth College.

An active Dartmouth college alum, Ms. Boudreaux currently serves on the college’s Board of Trustees, participates as an alumni interviewer and recently served as a member of the college’s Alumni Council.

She also is on the Board of Trustees of the Field Museum of Chicago, a board member of The Executives’ Club of Chicago and is a member of the Chicago Network, an organization of Chicago’s most influential women.

Ms. Boudreaux serves as a director of Xcel Energy Inc. (NYSE: XEL).

About the Company

Founded in 1927 and headquartered in Warsaw, Indiana, Zimmer designs, develops, manufactures and markets orthopaedic reconstructive, spinal and trauma devices, dental implants, and related surgical products. Zimmer has operations in more than 25 countries around the world and sells products in more than 100 countries. Zimmer’s 2011 sales were approximately $4.5 billion. The Company is supported by the efforts of more than 8,500 employees worldwide. For more information about Zimmer, visit www.zimmer.com.

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Zimmer Safe Harbor Statement

This press release contains forward-looking statements within the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 based on current expectations, estimates, forecasts and projections about the orthopaedics industry, management’s beliefs and assumptions made by management. Forward-looking statements may be identified by the use of forward-looking terms such as “may,” “will,” “expects,” “believes,” “anticipates,” “plans,” “estimates,” “projects,” “assumes,” “guides,” “targets,” “forecasts,” and “seeks” or the negative of such terms or other variations on such terms or comparable terminology. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that could cause actual outcomes and results to differ materially. For a list and description of such risks and uncertainties, see our periodic reports filed with the U.S. Securities and Exchange Commission. We disclaim any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be set forth in our periodic reports. Readers of this document are cautioned not to place undue reliance on these forward-looking statements, since, while we believe the assumptions on which the forward-looking statements are based are reasonable, there can be no assurance that these forward-looking statements will prove to be accurate. This cautionary statement is applicable to all forward-looking statements contained in this document.